UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 12, 2007

SELECT MEDICAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of Incorporation)	001-31441 (Commission File Number)	23-2872718 (I.R.S. Employer Identification No.)

4716 Old Gettysburg Road, P.O. Box 2034, Mechanicsburg, PA 17055
(Address of principal executive offices) (Zip Code)
(717) 972-1100
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement.
     On November 12, 2007, Select Medical Corporation (“Select”), SLMC Finance Corporation, a wholly-owned subsidiary of Select, (“SLMC”), Cedar Cliff Acquisition Corporation, a wholly-owned subsidiary of SLMC, CORA Health Services, Inc. (“CORA”) and Brad C. Roush, as Stockholders’ Agent, entered into an agreement mutually terminating the Agreement and Plan of Merger (the “Merger Agreement”), under which Select was to acquire the business of CORA for approximately $46.0 million in cash. A copy of the agreement mutually terminating the Merger Agreement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.
     On November 12, 2007, Select issued a press release announcing the mutual termination of the Merger Agreement. A copy of the press release is attached to this report as Exhibit 99.2.
     The information in this Item 7.01 is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act.

Item 9.01	Financial Statements and Exhibits.
          (d) Exhibits.

Exhibit Number	Description
99.1
Letter Agreement, dated November 12, 2007, by and among Select Medical Corporation, SLMC Finance Corporation, Cedar Cliff Acquisition Corporation, CORA Health Services, Inc. and Brad C. Roush, as Stockholders’ Agent.

99.2	Press Release issued by Select Medical Corporation dated November 12, 2007.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SELECT MEDICAL CORPORATION
Date: November 13, 2007	By:	/s/ Scott A. Romberger
Scott A. Romberger
Senior Vice President, Controller and Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1
Letter Agreement, dated November 12, 2007, by and among Select Medical Corporation, SLMC Finance Corporation, Cedar Cliff Acquisition Corporation, CORA Health Services, Inc. and Brad C. Roush, as Stockholders’ Agent.

99.2	Press Release issued by Select Medical Corporation dated November 12, 2007.